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                                                                    EXHIBIT 3.16

                                     BYLAWS

                                       OF

                                TAHOE JOE'S, INC.

                                   ARTICLE I

                        STOCKHOLDERS MEETINGS AND VOTING

         1.1 Annual Meeting. An annual meeting of the stockholders shall be held on the second Tuesday in May of each year at 3:00 p.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting; provided, however, that no such annual meeting shall be required if written consent electing directors in lieu of an annual meeting is signed by all of the stockholders entitled to vote. Failure to hold an annual meeting or to sign a written consent as required by this Article 1.1 shall not affect the validity of any corporate action.

         1.2 Special Meetings. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or the Board of Directors and shall be called by the Chairman of the Board or the President upon the written demand of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated and delivered to the Secretary.

         1.3 Place of Meetings. Meetings of the stockholders shall be held at any place in or out of Delaware designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

         1.4 Notice of Meetings. Written or printed notice stating the date, time and, place of the stockholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the Corporation to each stockholder entitled to vote at the meeting and, if required by law, to any other stockholders entitled to receive notice, not earlier than 60 days nor later than 10 days before the meeting date. If mailed, the notice shall be deemed delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address shown in the Corporation's record of stockholders.

         1.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. The waiver shall be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A stockholder's attendance at a meeting constitutes a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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         1.6 Fixing of Record Date.

                  (1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be earlier than 60 or later than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                  (2) If no record date is fixed:

                           (i) The record date for determining stockholders
entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                           (ii) The record date for determining stockholders
entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                           (iii) The record date for determining stockholders
for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (3) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         1.7 Stockholders List for Meeting. After a record date for a meeting of stockholders is fixed and at least 10 days before any such meeting, the Corporation shall prepare an alphabetical list of all stockholders entitled to vote at the stockholder meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each stockholder. The stockholders list shall be available for inspection by any stockholder, upon proper demand as may be required by law, for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the stockholders list available at the meeting, and any stockholder or the stockholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the stockholders list does not affect the validity of action taken at the meeting except that upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

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         1.8 Quorum; Adjournment.

                  (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  (2) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any stockholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting or if the adjournment is for more than 30 days. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

                  (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         1.9 Voting Requirements: Action Without Meeting.

                  (1) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  (2) Action required or permitted by law to be taken at a stockholders meeting may be taken without a meeting if one or more written consents describing the action taken, signed by the stockholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon is delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Stockholder action taken by written consent is effective when the last stockholder signs the consent, unless the consent specifies an earlier or later effective date. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest date consent delivered in the required manner to the Corporation, written consent signed by a sufficient number of holders to take action are delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice

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and written consent have been given as provided in Section 228 of the General
Corporation Law of Delaware.

         1.10 Proxies. A stockholder may vote shares in person or by proxy. A stockholder may appoint a proxy by signing an appointment form either personally or by the stockholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

         1.11 Meeting by Telephone Conference. Stockholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communications by which all stockholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to stockholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any stockholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the Authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         2.2 Number, Term and Qualification. The number of directors of the Corporation shall be at least two and no more than nine. Within this range, the initial number of directors shall be four, and the number of directors shall otherwise be determined from time to time by the Board of Directors. The term of a director shall expire at the next annual meeting of stockholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of Delaware or stockholders of the Corporation.

         2.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders or, if a written consent electing directors in lieu of an annual meeting is signed by all stockholders entitled to vote, shall be held as soon as practicable following the execution of such written consent at such time and place as the Chairman of the Board or the President may determine; provided, however, that no such regular meeting of the Board of Directors shall be required if a written consent in lieu of such regular meeting is signed by all the directors. The Board of Directors may provide by resolution the

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time and place for the holding of additional regular meetings in or out of
Delaware without notice other than the resolution.

         2.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Delaware as the place for holding any special meeting of the Board of Directors called by them.

         2.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Certificate of Incorporation.

         2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Certificate of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.7 Quorum. A majority of the number of directors fixed in accordance with Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

         2.9 Meeting by Telephone Conference: Action Without Meeting.

                  (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

                  (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents

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describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes of proceedings of the Board of Directors. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

         2.10 Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, the Board of Directors, the remaining directors (if less than a quorum the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         2.11 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

         2.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting,
(b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

         2.13 Removal. The stockholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Certificate of Incorporation provides for removal for cause only.

         2.14 Resignation. Any director may resign by delivering written notice to the Board of Directors, the Chairman of the Board or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                  ARTICLE III

                             COMMITTEES OF THE BOARD

         3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, create one or more committees and appoint members of the Board of

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Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the General Corporation Law of Delaware.

         3.2 Changes of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

         3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

         3.4 Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Appointment. The Board of Directors at its first meeting following its election each year shall appoint a Chairman of the Board, a President and a Secretary. The Board of Directors, the President or the Chairman of the Board may appoint any other officers, assistant officers and agents. Any two or more offices may be held by the same person.

         4.2 Compensation. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors.

         4.3 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

         4.4 Removal. Any officer or agent appointed by the Board of Directors, the Chairman of the Board or the President may be removed by the Board of Directors at any time with or without cause. Any officer or agent appointed by the Chairman of the Board or the President may be removed by the officer by whom such officer or agent was appointed with or without cause.

         4.5 Chairman of the Board. The Chairman of the Board shall be preside at all meetings of the Board of Directors and shall perform such duties and responsibilities as are prescribed by the Board of Directors.

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         4.6 President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation, subject to the direction and control of the Board of Directors. The President shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         4.7 Vice Presidents. Each Vice President shall perform duties and responsibilities prescribed by the Board of Directors and the Board of Directors may confer a special title upon a Vice President.

         4.8 Secretary.

                  (1) The Secretary shall record and keep the minutes of all meetings of the directors and stockholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors.

                  (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors, the President or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

         4.9 Treasurer.

                  (1) The Treasurer shall have charge and custody and be responsible for all funds and securities of the Corporation and shall have, other duties as prescribed from time to time by the Board of Directors, the Chairman of the Board or the President.

                  (2) Any assistant treasurer shall have the duties prescribed from time to time by the Board of Directors, the President or the Treasurer. In the absence or disability of the Treasurer, the Treasurer's duties shall be performed by an assistant treasurer.

                                   ARTICLE V

                                INDEMNIFICATION

         The Corporation shall indemnify any current or former director, or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current

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or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Certificate of Incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

         6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

         6.2 Certificates for Shares.

                  (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the General Corporation Law of Delaware and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the Chairman of the Board, the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

                  (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Certificate of Incorporation, the Bylaws, securities laws, a stockholders' agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations

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for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge. All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

         6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

         6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                  ARTICLE VII

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

         7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances. In addition, except as prohibited by law or the Board of Directors and subject to the limitations elsewhere set forth in these Bylaws, the Chairman of the Board and the President may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation.

         7.2 Checks Drafts Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

         7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

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         8.2 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

                             Adopted: March 18, 1999

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